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                                                                    EXHIBIT 10.1


         AMENDMENT OF DEFERRED COMPENSATION ARRANGEMENTS

         WHEREAS, the American Jobs Creation Act of 2004 (the "Act") added new
Section 409A to the Internal Revenue Code effective January 1, 2005, which requires certain changes with respect to compensation that is deferred and credited after December 31, 2004; and

         WHEREAS, the Compensation Committee and the Board of Directors, by resolutions approved on December 8, 2004, appointed a subcommittee consisting of James F. McDonald and Walter Scott, Jr. and delegated authority to such subcommittee to take such actions as it deems necessary or desirable, in light of the Act and the regulations promulgate thereunder, with respect to the Company's deferred compensation arrangements;

         RESOLVED, the deferred compensation provisions of the Company's plans (including without limitation the plans listed below) are amended as of December 31, 2004 to provide that such provisions apply only to amounts deferred and credited thereunder on or before December 31, 2004, together with interest credited with respect to such amounts thereafter:

            o  Deferred Compensation Plan

            o  Incentive Compensation Plan

            o  2001 Performance Share Unit Plan

            o  2002 Stock Incentive Plan

            o  Supplemental Benefits Plan and Management Supplemental Benefits
               Plan

            o  Compensation Plan for Non-Employee Directors

            o  Phantom Stock Plan for Non-Employee Directors

         RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to implement a new deferred compensation plan or plans with respect to amounts deferred and credited after December 31, 2004 in accordance with Section 409A and the regulations promulgated thereunder (subject to approval of the final plan document by the Compensation Committee and the Board of Directors).

         RESOLVED, that for purposes of the foregoing resolutions, the term "amounts deferred" shall be interpreted consistently with Section 409A and the regulations and guidance thereunder.

         RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to execute and deliver all instruments and to do and perform any and all acts or things which the officer so acting may deem necessary or desirable in order to effect the purpose and intent of the foregoing resolutions.